EXHIBIT 23.2

                              Mark Escoffery, P.A.
                          Certified Public Accountant

4241-A Northlake Boulevard                                   Tel (561) 627-1404
Palm Beach Gardens, FL  33410                                Fax (561) 627-3844

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

I hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Royal Finance, Inc. of my report dated March 27, 2001 relating to the financial statements of Royal Finance as of December 31, 2000.

                                                   Signed by /s/Mark Escoffery
                                                   Name: Mark Escoffery
                                                   Certified Public Accountant

Date signed:  August 23, 2001
Place signed: Palm Beach Gardens, Florida